UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012 (July 26, 2012)

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska		68179
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2012, Union Pacific Corporation issued a press release announcing that the Board of Directors of Union Pacific Corporation (the “Company”) elected John J. (Jack) Koraleski as a member of the Company’s Board of Directors effective immediately. Mr. Koraleski is the President and Chief Executive Officer of the Company and Union Pacific Railroad Company (the “Railroad”), the principal operating subsidiary of the Company. Mr. Koraleski also will serve on the Board of the Railroad. All directors of the Company concurrently serve on the Board of Directors of the Railroad. James R. Young will continue to serve as Chairman of the Board for both the Company and the Railroad and remains actively involved in Board matters. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Union Pacific Corporation, dated July 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2012

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel

Exhibit Index

99.1	Press Release of Union Pacific Corporation, July 26, 2012